UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2006

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On March 8, 2006 we announced financial results for our fourth quarter ended January 31, 2006. Service and technology revenues for the quarter increased 37% to $47.0 million, compared with $34.2 million for the same prior year period. Net loss for the quarter was ($19.5) million or ($0.23) per share, compared to a net loss of ($33.7) million, or ($0.42) per share, for the three months ended January 31, 2005.

Our total subscriptions reached almost 4.4 million, with the addition of 356,000 total new subscriptions in the quarter. TiVo-Owned subscription gross additions were 221,000 for the quarter, compared to 276,000 in the fourth quarter of last year. TiVo-Owned subscription net additions were 183,000 compared to 251,000 in the fourth quarter of last year. The installed base of DIRECTV subscriptions is now approximately 2.9 million with the addition of 173,000 new DIRECTV subscriptions in the quarter. We also announced, effective next week, the elimination of the product lifetime service option for new subscribers.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2006	2005	2006	2005
Service revenues	$46,305	$32,996	$167,194	$107,166
Technology revenues	663	1,169	3,665	8,310

Service and Technology revenues	46,968	34,165	170,859	115,476

Hardware revenues	32,266	50,452	72,093	111,275
Rebates, revenue share, and other payments to channel	(19,167)	(25,188)	(47,027)	(54,696)

Net revenues	60,067	59,429	195,925	172,055

Cost of service revenues	10,250	10,426	34,179	29,360
Cost of technology revenues	(121)	440	782	6,575
Cost of hardware revenues	37,267	52,267	84,216	120,323

Gross margin	12,671	(3,704)	76,748	15,797

Research and development	10,693	11,206	41,087	37,634
Sales and marketing	10,637	11,529	35,047	37,367
General and administrative	11,769	4,194	38,018	16,593

Loss from operations	(20,428)	(30,633)	(37,404)	(75,797)

Interest and other income (expense), net	899	(3,006)	3,070	(3,911)
Provision for taxes	(13)	(26)	(64)	(134)

Net loss attributable to common stockholders	$(19,542)	$(33,665)	$(34,398)	$(79,842)

Net loss per common share - basic and diluted	$(0.23)	$(0.42)	$(0.41)	$(0.99)

Weighted average common shares used to calculate basic and diluted net loss per share	84,643,094	80,792,542	83,682,575	80,263,980

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	January 31, 2006	January 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents, and short-term investments	$104,213	$106,345
Accounts receivable	20,111	25,879
Finished goods inventories	10,939	12,103
Prepaid expenses and other, current	11,069	4,476

Total current assets	146,332	148,803
LONG-TERM ASSETS
Property and equipment, net	$9,448	$7,780
Capitalized software and intangible assets, net	5,206	2,231
Prepaid expenses and other, long-term	623	1,238

Total long-term assets	15,277	11,249

Total assets	$161,609	$160,052

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
CURRENT LIABILITIES
Bank line of credit	$—	$4,500
Accounts payable	24,050	18,736
Accrued liabilities	37,449	33,173
Deferred revenue, current	57,902	42,017

Total current liabilities	119,401	98,426
LONG-TERM LIABILITIES
Deferred revenue, long-term	67,575	63,131
Deferred rent and other	1,404	1,187

Total long-term liabilities	68,979	64,318

Total liabilities	188,380	162,744
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001:	—	—
Authorized shares are 10,000,000	—	—
Issued and outstanding shares - none	—	—
Common stock, par value $0.001:	85	82
Authorized shares are 150,000,000	—	—

Issued and outstanding shares are 85,376,191 and 82,280,876, respectively	—	—
Additional paid-in capital	667,055	654,746
Deferred compensation	(2,421)	(428)
Accumulated deficit	(691,490)	(657,092)

Total stockholders’ deficit	(26,771)	(2,692)

Total liabilities and stockholders’ deficit	$161,609	$160,052

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2006	2005	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,542)	$(33,665)	$(34,398)	$(79,842)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	1,756	1,242	6,345	4,896
Loss on disposal of fixed assets	—	3	2	13
Non-cash interest expense	—	3,438	—	4,854
Recognition of stock-based compensation expense	338	253	386	1,056
Changes in assets and liabilities:
Accounts receivable, net (change includes $1,500 from related parties for the year ended January 31, 2005)	9,481	(721)	5,768	(13,748)
Finished goods inventories	10,243	24,331	1,164	(3,537)
Prepaid expenses and other, current (change includes $2,832 to related parties for the year ended January 31, 2005)	(3,050)	267	(6,593)	157
Prepaid expenses and other, long-term (change includes $3,268 to related parties for the year ended January 31, 2005)	129	476	615	2,641
Accounts payable	(10,797)	(6,407)	5,314	3,708
Accrued liabilities (change includes $(880) to related parties for the year ended January 31, 2005)	6,903	8,419	4,276	17,354
Deferred revenue, current (change includes $(1,814) from related parties for the year ended January 31, 2005)	10,536	6,732	15,885	7,765
Deferred revenue, long-term	9,180	12,958	4,444	17,096
Deferred rent and other long-term liabilities	510	461	217	373

Net cash used in operating activities	$15,687	$17,787	$3,425	$(37,214)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(10,127)	(3,400)	(15,502)	(23,150)
Sales of short-term investments	5,062	2,025	15,687	9,075
Acquisition of property and equipment	(3,178)	(423)	(7,075)	(3,924)
Acquisition of capitalized software and intangibles	—	(100)	(3,915)	(100)

Net cash used in investing activities	$(8,243)	$(1,898)	$(10,805)	$(18,099)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing under bank line of credit	—	4,500	3,500	4,500
Payments to bank line of credit	—	—	(8,000)	—
Payment of redemption of convertible notes payable	—	(4,250)	—	(4,250)
Proceeds from issuance of common stock related to employee stock purchase plan	680	—	2,922	2,409
Proceeds from issuance of common stock related to exercise of common stock options	568	299	7,011	1,689

Net cash provided by financing activities	$1,248	$549	$5,433	$4,348

NET DECREASE IN CASH AND CASH EQUIVALENTS	$8,692	$16,438	$(1,947)	$(50,965)

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended January 31,		Twelve Months Ended January 31,
(Subscriptions in thousands)	2006	2005	2006	2005
TiVo-Owned Subscription Gross Additions	221	276	494	555

Subscription Net Additions:
TiVo-Owned	183	251	350	485
DIRECTV	173	447	1,013	1,184

Total Subscription Net Additions	356	698	1,363	1,669

Cumulative Subscriptions:
TiVo-Owned	1,491	1,141	1,491	1,141
DIRECTV	2,873	1,860	2,873	1,860

Total Cumulative Subscriptions	4,364	3,001	4,364	3,001
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	51%	50%	51%	50%

Included in the 4,364,000 subscriptions are approximately 100,000 lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended January 31,		Twelve Months Ended January 31,
TiVo-Owned Churn Rate	2006	2005	2006	2005
	(In thousands)
Average TiVo-Owned subscriptions	1,388	995	1,269	819
TiVo-Owned subscription cancellations	(38)	(25)	(144)	(69)
Number of Months	3	3	12	12

TiVo-Owned Churn Rate per month	-0.9%	-0.8%	-0.9%	-0.7%

TiVo-Owned Churn Rate. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing subscribers by providing compelling services that are competitive in the market. We define the TiVo-Owned Churn Rate as the TiVo-Owned subscription (including both monthly and product lifetime subscriptions) cancellations per month in the period divided by the average TiVo-Owned subscriptions for the period. We calculate average subscriptions by adding the average subscriptions for each month and dividing by the number of months in the period. We calculate average subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended January 31,		Twelve Months Ended January 31,
Subscription Acquisition Costs	2006	2005	2006	2005
	(In thousands, except SAC)
Sales and marketing expenses	$10,637	$11,529	$35,047	$37,367
Rebates, revenue share, and other payments to channel	19,167	25,188	47,027	54,696
Hardware revenues	(32,266)	(50,452)	(72,093)	(111,275)
Cost of hardware revenues	37,267	52,267	84,216	120,323

Total Acquisition Costs	34,805	38,532	94,197	101,111

TiVo-Owned Subscription Gross Additions	221	276	494	555
Subscription Acquisition Costs (SAC)	$157	$140	$191	$182

Subscription Acquisition Cost (“SAC”). Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs divided by TiVo-Owned subscription gross additions. We define total acquisition costs as the sum of sales and marketing expenses, rebates, revenue share, and other payments to channel, minus hardware gross margin (defined as hardware revenues less cost of hardware revenues). As a result of the seasonal nature of our subscription growth, our SAC varies significantly during the year. Management primarily reviews this metric on an annual basis due to the timing difference between our recognition of promotional program expense and the subsequent addition of the related subscription acquisition. Accordingly, we are presenting SAC on a trailing twelve months basis as well in order to show SAC over the longer-term. We do not include DIRECTV subscription gross additions in our calculation of SAC because we incur limited or no acquisition costs for new DIRECTV subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended January 31,		Twelve Months Ended January 31,
TiVo-Owned Average Revenue per Subscription	2006	2005	2006	2005
	(In thousands, except ARPU)
Service and Technology revenues	$46,968	$34,165	$170,859	$115,476
Less: Technology revenues	(663)	(1,169)	(3,665)	(8,310)

Total Service revenues	46,305	32,996	167,194	107,166
Less: DIRECTV-related service revenues	(9,602)	(6,762)	(32,788)	(21,071)

TiVo-Owned-related service revenues	36,703	26,234	134,406	86,095
Average TiVo-Owned revenues per month	12,234	8,745	11,201	7,175
Average TiVo-Owned per month subscriptions	1,388	995	1,269	819

TiVo-Owned ARPU per month	$8.82	$8.79	$8.83	$8.76

	Three Months Ended January 31,		Twelve Months Ended January 31,
DIRECTV Average Revenue per Subscription	2006	2005	2006	2005
	(In thousands, except ARPU)
Service and Technology revenues	$46,968	$34,165	$170,859	$115,476
Less: Technology revenues	(663)	(1,169)	(3,665)	(8,310)

Total Service revenues	46,305	32,996	167,194	107,166
Less: TiVo-Owned-related service revenues	(36,703)	(26,234)	(134,406)	(86,095)

DIRECTV-related service revenues	9,602	6,762	32,788	21,071
Average DIRECTV revenues per month	3,201	2,254	2,732	1,756
Average DIRECTV per month subscriptions	2,818	1,622	2,376	1,154

DIRECTV ARPU per month	$1.14	$1.39	$1.15	$1.52

Average Revenue Per Subscription (“ARPU”). Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience measurement research. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues, and, as a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary nature of these expenses and because management believes these expenses are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting DIRECTV-related service revenues (which includes DIRECTV subscription service revenues and DIRECTV-related advertising revenues) from our total reported service revenues and dividing by the number of months in the period. We then divide by average TiVo-Owned subscriptions for the period, calculated as described above for churn rate.

The decrease in ARPU per month for DIRECTV is the result of the large addition of new DIRECTV subscriptions. While these more recent DIRECTV subscription additions offer lower recurring revenues than subscriptions added during earlier phases of our DIRECTV relationship, they result in more attractive percent margins in our financial results because they generally involve limited or no acquisition costs and lower recurring expenses.

We calculate ARPU per month for DIRECTV subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for DIRECTV-related service revenues by average subscriptions for the period.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, the expected future deployment and availability of the TiVo service, future TiVo service features and advertising technologies, and other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Factors That May Affect Future Operating Results” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 and Quarterly Report on Form 10-Q for the three months ended April 30, 2005, July 31, 2005, and October 31, 2005. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 8, 2006	By:	/s/ David H. Courtney
David H. Courtney
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)